                                                           EXHIBIT 4.19

               SUBSIDIARIES' COPYRIGHT SECURITY AGREEMENT

          SUBSIDIARIES' COPYRIGHT SECURITY AGREEMENT, dated as of December 11, 1997, made by each corporation identified in Schedule A hereto (each such entity, a "Grantor"), in favor of STATE STREET BANK AND TRUST COMPANY, a Massachusetts trust company, as trustee (in such capacity, the "Trustee") for holders of the Notes (as hereinafter defined) (the "Noteholders"), pursuant to the Indenture, dated as of December 11, 1997 (as amended, supplemented or otherwise modified from time to time, the "Indenture"), among RBX Corporation, a Delaware corporation, as issuer (the "Company"), Groendyk Manufacturing Company, Inc., Hoover-Hanes Rubber Custom Mixing Corp., Midwest Rubber Custom Mixing Corp., OleTex Inc., Rubatex Corporation, Universal Polymer & Rubber Inc., Universal Rubber Company and Waltex Corporation, as guarantors (the "Subsidiary Guarantors"), and the Trustee.

                                  WITNESSETH

          WHEREAS, the Company will issue 12% Senior Secured Notes due 2003 in the aggregate principal amount of $100,000,000 (the "Notes") pursuant to the Indenture;

          WHEREAS, it is a requirement of the Indenture that each Grantor guarantees payment and performance of the Company's obligations under the Indenture, the Notes and the other Collateral Documents (as defined);

          WHEREAS, in satisfaction of such condition, each Grantor has entered into a Subsidiary Guarantee of even date herewith (as amended, supplemented or otherwise modified from time to time, the "Subsidiary Guarantees") for the benefit of the Trustee and the Noteholders;

          WHEREAS, each Grantor has executed and delivered the Subsidiaries' Security Agreement, of even date herewith (as amended, supplemented or otherwise modified from time to time, the "Subsidiaries' Security Agreement"), in favor of the Trustee for the benefit of the Noteholders;

          WHEREAS, each Grantor owns, or is licensed to use, the Copyrights and Copyright Licenses (each as hereinafter defined) described on Schedule I hereto;

          WHEREAS, pursuant to the terms of the Subsidiaries' Security Agreement, each Grantor has mortgaged, pledged and granted to the Trustee, for the benefit of the Trustee and the Noteholders, a security interest in all right, title and interest of each Grantor in, to and under the Collateral (as hereinafter defined), including the property described on Schedule 1 hereto, whether presently existing or hereafter arising or acquired, and all Proceeds thereof, including, without limitation, any and all causes of action which may exist by reason of infringement thereof for the full term of the Copyrights, to secure the payment of the Obligations (as hereinafter defined);

          WHEREAS, for convenience of reference and recordation, but with no intention to supersede the terms of the Subsidiaries' Security Agreement, the parties hereto have entered into this Copyright Security Agreement; and

          WHEREAS, it is a further requirement of the Indenture that each Grantor shall have executed and delivered this Copyright Security Agreement to the Trustee for the benefit of the Trustee and the Noteholders.

          NOW, THEREFORE, in consideration of the premises, each Grantor hereby agrees with the Trustee, for the benefit of the Trustee and the Noteholders, as follows:

          1.     Defined Terms.

          (1) Unless otherwise defined herein, terms defined in the Indenture and used herein shall have the meanings given to them in the Indenture and the following terms, which are defined in the Uniform Commercial Code in effect in the State of New York on the date hereof, are used herein as so defined: Accounts, Chattel Paper, Documents, Equipment, General Intangibles, Goodwill, Instruments, Inventory and Proceeds.

          (2)     The following terms shall have the following meanings:

               "Closing Date":  the date of the Indenture.

               "Code": the Uniform Commercial Code as from time to time in effect in the State of New York.

               "Collateral": as defined in Section 2 of this Copyright Security Agreement.

               "Copyrights": all of the following to the extent that each Grantor now or hereafter has any right, title or interest therein: (i) all United States copyrights in all Works, whether published or unpublished, now existing or hereafter created or acquired, including, without limitation, the copyrights in the Works listed in Schedule I hereto, all registrations and recordings thereof, and all applications in connection therewith, including, without limitation, registrations, recordings and applications in the United States Copyright Office, and (ii) all renewals thereof.

               "Copyright Licenses": any agreement, whether written or oral, naming each Grantor as licensor or licensee, granting any right under any Copyright, including, without limitation, the agreements described in Schedule 1 hereto.

               "Copyright Security Agreement": this Subsidiaries' Copyright Security Agreement, as the same may be amended, supplemented or otherwise modified from time to time.

               "Governmental Authority": any nation or government, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

               "Material Adverse Effect": a material adverse effect on (a) the business, assets, operations, property or condition (financial or otherwise) of the Company and the Subsidiary Guarantors, taken as a whole, (b) the ability of the Company or any of the Subsidiary Guarantors, to perform their respective obligations under the Indenture, the Notes, the Subsidiary Guarantees, the Registration Rights Agreement and the Collateral Documents,
(c) the validity or the enforceability of the Indenture, the Notes, the Subsidiary Guarantees, the Registration Rights Agreement or the Collateral Documents or (d) the rights or remedies of the Trustee, for the benefit of the Trustee and the Noteholders, hereunder or thereunder.

               "Obligations": as defined as "Guarantee Obligations" in the Indenture.

               "RBX Parties": the Company, the Subsidiary Guarantors and any new Subsidiary complying with Section 4.14 of the Indenture; individually, a "RBX Party."

               "Requirement of Law": as to any Person, the certificate of incorporation and by-laws or other organizational or governing documents of such Person, and any law, treaty, rule or regulation or determination or an arbitrator or a court of other Governmental Authority, in each case applicable to or binding upon such Person or any of its material property (including the properties subject to the Mortgages and Deeds of Trust) or to which such Person or any of its material property is subject.

               "Work": any work which is subject to copyright protection pursuant to Title 17 of the U.S. Code.

          2.     Security Interest.

                  (1) Grant of Security Interest. As collateral security for the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of the Obligations, each Grantor hereby grants to the Trustee for the benefit of the Trustee and the Noteholders, and their successors and assigns, a security interest in all of the following property now owned or at any time hereafter acquired by such Grantor or in which such Grantor now has or at any time in the future may acquire any right, title or interest (collectively, the "Collateral"):

                          (1)     all Copyrights;

                          (2)     all Copyright Licenses;

                          (3)     all General Intangibles relating to
                Copyrights and Copyright Licenses; and

                          (4) to the extent not otherwise included, all Proceeds and products of any and all of the foregoing,

               to have and to hold, together with all rights, titles, interests, powers, privileges and preferences pertaining or incidental thereto for the benefit of the Noteholders.

                  (2) No Assumption of Liability. The security interest in the Collateral is granted as security only and shall not subject the Trustee to, or in any way alter or modify, any obligation or liability of any Grantor with respect to or arising out of the Collateral.

          3. Representations and Warranties. Each Grantor hereby represents and warrants that:

                  (1) Copyrights. Schedule 1 hereto includes all registered U.S. Copyrights owned by each Grantor on the date hereof and all other Copyrights and Copyright Licenses in Works owned by each Grantor as of the date hereof which are material to the business of the Company and its Subsidiaries, taken as a whole. To the best of each Grantor's knowledge, each Copyright is valid, subsisting, unexpired, enforceable and has not been abandoned, except to the extent that the failure to be valid, subsisting, unexpired or enforceable or the abandonment thereof would not be reasonably likely to have a Material Adverse Effect. Except as set forth in Schedule I, none of such Copyrights is the subject of any licensing or franchise agreement. No holding, decision or judgment has been rendered by any Governmental Authority which would limit, cancel or question the validity of any Copyright except for such holdings, decisions or judgments that would not be reasonably likely to have a Material Adverse Effect. No action or proceeding is pending seeking to limit, cancel or question the validity of any Copyright which, if adversely determined, would be reasonably likely to have a Material Adverse Effect.

                  (2) Chief Executive Office. As of the Closing Date, each Grantor's chief executive office and chief place of business is located at 5221 ValleyPark Drive, Roanoke, VA 24019.

          4. Covenants. Each Grantor covenants and agrees with the Trustee and the Noteholders that, from and after the date of this Copyright Security Agreement until the payment in full or Legal Defeasance of all principal of, interest on, premium, if any, and Liquidated Damages, if any, with respect to the Notes and any other Obligations for the payment of money then due and owing to any Noteholder or the Trustee under the Indenture or any Collateral
Document:

                  (1) Further Documentation. At any time and from time to time, upon the written request of the Trustee, and at the sole expense of each Grantor, each Grantor will promptly and duly execute and deliver such further instruments and documents and take such further action as the Trustee may reasonably request for the purpose of obtaining or preserving the full benefits of this Copyright Security Agreement and of the rights and powers herein granted.

                  (2)     Indemnification.

                          (1) Each Grantor agrees to pay, and to save the Trustee and the Noteholders harmless from, any and all liabilities, costs and expenses (including, without limitation, legal fees and expenses) (1) with respect to, or resulting from any delay in paying, any and all excise, sales or other taxes that may be payable or determined to be payable with respect to any of the Collateral, (2) with respect to, or resulting from, any delay in complying with any Requirement of Law applicable to any of the Collateral and (3) in connection with any of the transactions contemplated by this Copyright Security Agreement. In any suit, proceeding or action brought by the Trustee or any Noteholder for any amount owed, each Grantor will save, indemnify and keep the Trustee and such Noteholder harmless from and against all expense, loss or damage suffered by reason of any defense, setoff, counterclaim, recoupment or reduction or liability whatsoever of the account debtor or obligor thereunder, arising out of a material breach by such Grantor of any obligation thereunder or arising under any other agreement, indebtedness or liability at any time owing to or in favor of such account debtor or its successors from such Grantor. The Trustee may have separate counsel and the Grantors shall pay the reasonable fees and expenses of such counsel. The Grantors need not pay for any settlement made without their consent, which consent shall not be unreasonably withheld.

                          (2) Before the Trustee acts or refrains from acting, it may require an Officers' Certificate or an Opinion of Counsel or both. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officers' Certificate or Opinion of Counsel. The Trustee may consult with counsel and the written advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection from liability in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

          (3)     Copyrights.

                          (1) Each Grantor (either itself or through licensees) will, to the extent consistent with its business judgment, (A) employ the appropriate notice of copyright for each published Work subject to copyright protection to the extent necessary to protect the Copyrights relating to such Work and (B) not (and not permit any licensee or sublicensee thereof to) do any act or knowingly omit to do any act whereby any Copyright material to the business of the Company and its Subsidiaries taken as a whole may become invalidated.

                          (2) Each Grantor will notify the Trustee of any determination by a court or tribunal in the country where a Copyright is registered or Copyright application is pending that such Grantor does not own all right, title and interest to the registered Copyright or Copyright application, or of any other determination of such court or tribunal relating to any registered Copyright or Copyright application which would be reasonably likely to have a Material Adverse Effect, provided that such Grantor has actual notice of such determination.

                          (3) On the last Business Day of each calendar year of each Grantor following the Closing Date (or, if the Trustee reasonably so requests in writing, at such other times), each Grantor shall provide to the Trustee a document confirming the Trustee's security interest (for the benefit of the Trustee and the Noteholders) in the Copyright with respect to each Work for which such Grantor has registered its Copyright during such calendar year (or such other applicable period), duly executed and in proper form for filing in the Copyright Office or other applicable United States Governmental Authority. Upon the reasonable request of the Trustee, each Grantor shall execute and deliver any and all additional agreements, instruments, documents, and papers as the Trustee may reasonably request to evidence the Trustee's security interest (for the benefit of the Trustee and the Noteholders) in such Copyright, and the Goodwill, Proceeds and General Intangibles, if any, of such Grantor related thereto or represented thereby, and each Grantor hereby constitutes the Trustee its attorney-in-fact to file all such writings for the purpose of so evidencing the Trustee's security interest (and the Trustee agrees to notify each Grantor that any such filing has been made, provided that any failure to so notify any Grantor shall in no event invalidate any such actions by the Trustee), all lawful acts of such attorney-in-fact being hereby ratified and confirmed; such power being coupled with an interest is irrevocable until the Obligations are paid in full and have been terminated.

                          (4) Each Grantor will take all reasonable and necessary steps, as it shall deem appropriate under the circumstances in the exercise of its reasonable business judgment, (A) to maintain and pursue each application filed (and to obtain the relevant registration) and (B) to maintain to the extent permitted by law each registration of each Copyright owned by each Grantor, including, without limitation, in each case where appropriate, filing of applications for renewal.

                          (5) Each Grantor will promptly notify the Trustee of any material infringement of any Copyright material to the business of the Company and its Subsidiaries, taken as a whole, owned by it of which it becomes aware and will take such actions as it shall reasonably deem appropriate under the circumstances to protect such Copyright.

          5. Limitation on Duties Regarding Preservation of Collateral. The Trustee's sole duty with respect to the custody, safekeeping and physical preservation of the Collateral in its possession, under Section 9-207 of the Code or otherwise, shall be to deal with it in the same manner as the Trustee deals with similar property for its own account. Neither the Trustee, any Noteholder, nor any of their respective directors, officers, employees or agents shall be liable for failure to demand, collect or realize upon all or any part of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of each Grantor or any other Person.

          6. Severability. Any provision of this Copyright Security Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

          7. Section Headings. The section and subsection headings used in this Copyright Security Agreement are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.

          8. No Subrogation. Notwithstanding anything to the contrary in this Copyright Security Agreement, each Grantor hereby irrevocably waives all rights which may have arisen in connection with this Copyright Security Agreement to be subrogated to any of the rights (whether contractual, under the Bankruptcy Code, including Section 509 thereof, under common law or otherwise) of the Trustee or the Noteholders against the Company or against any collateral security or guarantee or right of offset held by the Trustee or the Noteholders for the payment of the Obligations until all amounts owing to the Trustee and the Noteholders on account of the Obligations are paid in full and have been terminated. Each Grantor hereby further irrevocably waives all contractual, common law, statutory or other rights of reimbursement, contribution, exoneration or indemnity (or any similar right) from or against the Company or any other Person which may have arisen in connection with this Copyright Security Agreement until all amounts owing to the Trustee and the Noteholders on account of the Obligations are paid in full and have been terminated. So long as the Obligations remain outstanding, if any amount shall be paid on or on behalf of the Company to any Grantor on account of any of the rights waived in this Section 8, such amount shall be held by such Grantor in trust, segregated from other funds of such Grantor, and shall, forthwith upon receipt by such Grantor, be turned over to the Trustee for the benefit of the Trustee and the Noteholders in the exact form received by such Grantor (duly endorsed by such Grantor to the Trustee, if required), to be applied against the Obligations, whether matured or unmatured, in such order as the Trustee may determine.

          9. Amendments in Writing; No Waiver; Cumulative Remedies. (a) None of the terms or provisions of this Copyright Security Agreement may be waived, amended, supplemented or otherwise modified except by a written instrument executed by each Grantor and the Trustee, provided that any provision of this Copyright Security Agreement may be waived by the Trustee and the Noteholders in a letter or agreement executed by the Trustee or by telex or facsimile transmission from the Trustee.

          (b) Neither the Trustee nor any Noteholder shall by any act (except by a written instrument pursuant to paragraph 9(a) hereof), delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any Default or Event of Default or in any breach of any of the terms and conditions hereof. No failure to exercise, nor any delay in exercising, on the part of the Trustee or any Noteholder, any right, power or privilege hereunder shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by the Trustee or any Noteholder of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which the Trustee or such Noteholder would otherwise have on any future occasion.

          (c) The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any other rights or remedies provided by law.

          1. Notices. All notices, requests and demands to or upon the Trustee or any Grantor to be effective shall be in writing (or by telex, fax or similar electronic transfer confirmed in writing) and shall be deemed to have been duly given or made: (1) when delivered by hand; (2) if given by mail, three days after deposited in the mails by certified mail, return receipt requested, postage prepaid or (3) if by telex, fax or similar electronic transfer, when sent and receipt has been confirmed, addressed as follows:

                  (1) if to the Trustee, at its address or transmission number for notices provided in Section 13.02 of the Indenture; and

                  (2) if to a Grantor, at the address or transmission number for notices to the Company as provided in Section 13.02 of the Indenture.

The Trustee and each Grantor may change their addresses and transmission numbers for notices by notice in the manner provided in Section 13.02 of the Indenture.

          10. Successors and Assigns. This Copyright Security Agreement shall be binding upon the successors and assigns of the Grantors and shall inure to the benefit of the Trustee and the Noteholders and their successors and assigns.

          11. Submission To Jurisdiction; Waivers. Each Grantor hereby irrevocably and unconditionally:

                  (1) submits for itself and its property in any legal action or proceeding relating to this Copyright Security Agreement, the Subsidiaries' Security Agreement and the other Collateral Documents to which it is a party, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of the courts of the State of New York, the courts of the United States of America for the Southern District of New York, and appellate courts from any thereof;

                  (2) consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

                  (3) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to each Grantor at the address set forth in Section 13.02 of the Indenture or at such other address of which the Trustee shall have been notified pursuant thereto;

                  (4) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction; and

                  (5) waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section 12 any special, exemplary, punitive or consequential damages.

          12.     Acknowledgments.  Each Grantor hereby acknowledges that:

                  (1) it has been advised by counsel in the negotiation, execution and delivery of this Copyright Security Agreement, the Subsidiaries' Security Agreement and the other Collateral Documents to which it is a party;

                  (2) neither the Trustee nor any Noteholder has any fiduciary relationship with or duty to it or any other RBX Party arising out of or in connection with this Copyright Security Agreement, the Subsidiaries' Security Agreement or any of the other Collateral Documents, and the relationship between the Trustee and Noteholders, on one hand, and the RBX Parties, on the other hand, in connection herewith or therewith is solely that of debtor and creditor; and

                  (3) no joint venture is created hereby or by the other Collateral Documents or otherwise exists by virtue of the transactions contemplated hereby among the Noteholders, the Trustee or the RBX Parties.

          13. WAIVER OF JURY TRIAL. EACH GRANTOR HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS COPYRIGHT SECURITY AGREEMENT OR ANY OTHER COLLATERAL DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN.

          14. GOVERNING LAW. THIS COPYRIGHT SECURITY AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICTS OF LAWS PROVISIONS THEREOF.

          15. Authority of Trustee. Each Grantor acknowledges that the rights and responsibilities of the Trustee under this Copyright Security Agreement with respect to any action taken by the Trustee or the exercise or non-exercise by the Trustee of any option, right, request, judgment or other right or remedy provided for herein or resulting or arising out of this Copyright Security Agreement shall, as between the Trustee and the Noteholders, be governed by the Indenture, but, as between the Trustee and any Grantor, the Trustee shall be conclusively presumed to be acting as agent for the Noteholders with full and valid authority so to act or refrain from acting, and such Grantor shall not be under any obligation, or entitlement, to make any inquiry respecting such authority.

          16. Incorporation of Subsidiaries' Security Agreement Provisions. Each Grantor hereby acknowledges and affirms that the rights and remedies of the Trustee with respect to the security interest in the Collateral made and granted hereby are more fully set forth in the

Subsidiaries' Security Agreement, the terms and provisions of which are incorporated by reference herein as if fully set forth herein. Nothing in this Copyright Security Agreement shall defer or impair the attachment or perfection of any security interest in any collateral covered by the Subsidiaries' Security Agreement which would attach or be perfected pursuant to the terms thereof without action by each Grantor or any other Person.

          17.     Release of Collateral and Termination.

                  (1) Upon the payment in full or Legal Defeasance of all principal of, interest on, premium, if any, and Liquidated Damages, if any, with respect to the Notes and all Obligations for the payment of money then due and owing to any Noteholder or the Trustee under the Indenture and the Collateral Documents, the Collateral shall be released from the Liens created hereby, and this Copyright Security Agreement and all obligations (other than those expressly stated to survive such termination) of the Trustee and each Grantor hereunder shall terminate, all without delivery of any instrument or performance of any act by any party, and all rights to the Collateral shall revert to each Grantor. Upon request of any Grantor following any such termination, the Trustee shall deliver (at the sole cost and expense of such Grantor) to such Grantor any Collateral held by the Trustee hereunder, and execute and deliver (at the sole cost and expense of such Grantor) to such Grantor such documents as such Grantor shall reasonably request to evidence such termination.

                  (2) If any of the Collateral shall be sold, transferred or otherwise disposed of by any Grantor in a transaction permitted by the Indenture, then the Trustee shall execute and deliver to such Grantor (at the sole cost and expense of such Grantor) all releases, termination statements or other documents reasonably necessary for the release of the Liens created hereby on such Collateral.

          18. Contradictory Provisions. In the event any one or more of the provisions of this Copyright Security Agreement shall be found in a final judgment of any New York State court or Federal court of the United States of America sitting in New York City and any appellate court from any thereof, to contradict or otherwise limit any provision in the Indenture, the provision in the Indenture shall control.

          IN WITNESS WHEREOF, the undersigned have caused this Copyright Security Agreement to be duly executed and delivered as of the date first above written.


                                  GROENDYK MANUFACTURING COMPANY, INC.

                                  By:    /s/ John C. Cantlin
                                     ---------------------------------
                                  Name:  John C. Cantlin
                                  Title: Chief Financial Officer


                                  HOOVER-HANES RUBBER CUSTOM MIXING CORP.


                                  By:    /s/ John C. Cantlin
                                     ---------------------------------
                                  Name:  John C. Cantlin
                                  Title: Chief Financial Officer


                                  MIDWEST RUBBER CUSTOM MIXING CORP.


                                  By:    /s/ John C. Cantlin
                                     ---------------------------------
                                  Name:  John C. Cantlin
                                  Title: Chief Financial Officer


                                  OLETEX INC.


                                  By:    /s/ John C. Cantlin
                                     ---------------------------------
                                  Name:  John C. Cantlin
                                  Title: Chief Financial Officer


                                  RUBATEX CORPORATION


                                  By:    /s/ John C. Cantlin
                                     ---------------------------------
                                  Name:  John C. Cantlin
                                  Title: Chief Financial Officer


                                  UNIVERSAL POLYMER & RUBBER INC.

                                  By:    /s/ John C. Cantlin
                                     ---------------------------------
                                  Name:  John C. Cantlin
                                  Title: Chief Financial Officer


                                  UNIVERSAL RUBBER COMPANY

                                  By:    /s/ John C. Cantlin
                                     ---------------------------------
                                  Name:  John C. Cantlin
                                  Title: Chief Financial Officer


                                  WALTEX CORPORATION


                                  By:    /s/ John C. Cantlin
                                     ---------------------------------
                                  Name:  John C. Cantlin
                                  Title: Chief Financial Officer

[NAME OF GRANTOR]

 STATE OF                 )
                          )  ss.:
 COUNTY OF                )

                    On the _______ day of November, 1997, before me personally came ________, to me personally known and known to me to be the person described in and who executed the foregoing instrument as _________ of ________________ , who, being by me duly sworn, did depose and say that he resides at ________; that he is ____________ of _____ _______________, one of the corporations described in and which executed the foregoing instrument; that he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that said instrument was signed and sealed on behalf of said corporation by order of its Board of Directors; that he signed his name thereto by like order; and that he acknowledged said instrument to be the free act and deed of said corporation.


                                   ---------------------------------------
                                   Name:


[NOTARIAL SEAL]

                                                                 Schedule 1
                                            to Copyright Security Agreement
                                            -------------------------------


                       COPYRIGHT AND COPYRIGHT LICENSES
                       --------------------------------


                                    None.

                                                                 Schedule A
                                            to Copyright Security Agreement
                                            -------------------------------


                                   GRANTORS
                                   --------


Groendyk Manufacturing Company, Inc.
Hoover-Hanes Rubber Custom Mixing Corp.
Midwest Rubber Custom Mixing Corp.
OleTex Inc.
Rubatex Corporation
Universal Polymer & Rubber Inc.
Universal Rubber Company
Waltex Corporation